Exhibit 10.3

EXECUTION VERSION

AMENDMENT AGREEMENT dated as of October 26, 2020
Between BANK OF AMERICA, N.A. and NUVASIVE, INC.

THIS AMENDMENT AGREEMENT (“Amendment Agreement”) with respect to the Warrant Confirmations (as defined below) is made as of October 26, 2020 between NuVasive, Inc. (“Issuer”) and Bank of America, N.A. (“Dealer”).

WHEREAS, (i) Dealer and Issuer entered into a letter agreement dated as of May 27, 2020, confirming the terms of a base issuer warrant transaction (as amended, modified, terminated or unwound from time to time, the “Base Warrant Confirmation”), and (ii) Dealer and Issuer entered into a letter agreement dated as of June 2, 2020, confirming the terms of an additional issuer warrant transaction (as amended, modified, terminated or unwound from time to time, the “Additional Warrant Confirmation” and, together with the Base Warrant Confirmation, the “Warrant Confirmations”); and

WHEREAS, Issuer has requested to amend certain terms of the Warrant Confirmations as described herein;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.Defined Terms.  Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Warrant Confirmations.

2.Amendments.  The parties hereby agree that the Warrant Confirmations are amended as follows by:

(a) removing Section 8(b)(ii) in its entirety;

(b) replacing the phrase “in excess of 538,000 Shares” in the first sentence of Section 8(f) of the Base Warrant Confirmation with the phrase “in excess of 1,235,291 Shares”;

(c)replacing the phrase “in excess of 80,700 Shares” in the first sentence of Section 8(f) of the Additional Warrant Confirmation with the phrase “in excess of 154,411 Shares”; and

(d)removing Section 8(k)(viii) in its entirety.

3.Representations and Warranties of Issuer.  Issuer represents and warrants to Dealer on the date hereof that:

(a)  excluding the representations and warranties of Issuer set forth in Section 7(a)(iii), Section 7(a)(viii), Section 7(a)(ix), Section 7(a)(x) and Section 7(a)(xi) of the Base Warrant Confirmation, each of the representations and warranties of Issuer set forth in Section 7(a) of the Base Warrant Confirmation, as if references therein to “Transaction” or “Confirmation” were each replaced with “Amendment Agreement”, are true and correct as of the date hereof;

(b) Issuer is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of Issuer, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M, and shall not engage in any such distribution prior to the second Scheduled Trading Day following the date hereof;

(c) Issuer is not entering into this Amendment Agreement (i) on the basis of, and it is not aware of, any material non-public information with respect to itself or the Shares (ii) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self-tender offer or a third-party tender offer or (iii) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) in violation of the Exchange Act; and

(d) Issuer (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.

4.Continuing Effect.  Except as expressly set forth in Section 2 above, all of the terms and provisions set forth in each Warrant Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

5.Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial.  This Amendment Agreement and all matters arising in connection with this Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

6.Counterparts.  This Amendment Agreement (and any amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date first written above.

Yours sincerely,

BANK OF AMERICA, N.A.

By:   /s/ Chris Hutmaker
Name: Chris Hutmaker
Title:   Managing Director

Agreed and Accepted By:

NUVASIVE, INC.

By: /s/ Matthew K. Harbaugh Name: Matthew K. Harbaugh Title: EVP and Chief Financial Officer